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EXHIBIT 2


INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion of our report dated June 30, 1999 on the financial statements and supplemental schedules (modified cash basis) of The PMI Group, Inc., Savings and Profit-Sharing Plan in this Annual Report on Form 11-K for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

San Francisco, California
June 30, 1999